                                                                  EXHIBIT 10.2




                                    SUBLEASE

         THIS SUBLEASE is made as of this 2nd day of August, 1995, by and between ONCOGENE SCIENCE, INC., a Delaware corporation (successor to Applied bioTechnology Inc., formerly named AbT Acquisition Corp.) having an office at 80 Rogers Street, Cambridge, Massachusetts 02142 ("Sublessor"), and CALBIOCHEM-NOVABIOCHEM CORPORATION, a California corporation having an office at 10394 Pacific Center Court, San Diego, California 92121 ("Sublessee").

                              W I T N E S S E T H:

         WHEREAS, by lease, dated as of October 1991, between the Trustees of the East Cambridge Trust ("Landlord"), as landlord, and AbT Acquisition Corp., predecessor in interest to Sublessor, as tenant (said lease, as the same has been amended by First Amendment dated as of April 2, 1993 and by Second Amendment executed in connection with the execution and delivery of this Sublease, and as the same may be hereafter amended from time to time, being referred to herein as the "Lease"), Landlord leased to Sublessor the buildings known as 80 Rogers Street and 129 Binney Street and a portion of the building known as 84 Rogers Street, Cambridge, Massachusetts (the "Leased Premises"); and

         WHEREAS, Sublessor desires to sublet to Sublessee and Sublessee desires to sublet and hire from Sublessor that portion of the Leased Premises located at 80 and 84 Rogers Street more particularly shown on the floor plan attached hereto and made a part hereof as Exhibit A (the "Sublet Premises") and all of Sublessor's right, title and interest therein and/or appurtenant thereto, all on the terms, covenants and conditions set forth herein;

         NOW, THEREFORE, the Sublessor and Sublessee hereby agree to the foregoing and as follows:

         1.        Term.

                   a. Sublessor hereby leases to Sublessee and Sublessee hereby leases and hires from Sublessor the Sublet Premises upon and subject to all of the terms, covenants and conditions provided for in this Sublease. The term of this Sublease shall commence on the date hereof (the "Commencement Date"), and, subject to Section 1(b) below, shall expire on the date which is one day prior to the third anniversary of the Commencement Date (the "Expiration Date"), unless such term shall expire, be cancelled or terminate on an earlier date pursuant to the terms of this Sublease or the Lease, in which event such earlier date shall be deemed to be the Expiration Date. The period from and including the Commencement Date to and including the Expiration Date is herein called the "Term."

                   b. Sublessee shall have the option to extend the Term of this Sublease for one year from the scheduled Expiration Date, and thereafter to further extend the Term of this Sublease for additional periods of one year each (except that in no event shall any such extension period extend beyond the day before the expiration of the term of the Lease), provided that in connection with each such extension: (i) Sublessee shall have given Sublessor not less than nine (9) months' prior written notice thereof; (ii) this Sublease shall not have been previously terminated; and (iii) at the time of its giving of such notice and on the Expiration Date of the then current Term, no default under this Sublease by Sublessee shall have occurred and be continuing beyond all applicable notice and cure periods. Any renewal option may be exercised with respect to the entire Sublet Premises only.

         2.        Rent.

                   a. Sublessee shall pay to Sublessor annual rent (hereinafter "Fixed Rent") in amounts equal to 50% of the aggregate Annual Fixed Rent described in Section 1 of the Lease (including, without limitation, the CPI increases described therein).

                   b. All Fixed Rent shall be paid in lawful money of the United





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States at the office of Sublessor set forth above, or at such other place as
Sublessor may designate in writing, without any notice, demand, set-off or deduction whatsoever, and shall be payable in advance on the first day of each and every month during the Term. Sublessee shall pay the first monthly installment of Fixed Rent in full upon the execution hereof.

                   c. If the Commencement Date is on other than the first day of a calendar month, the second installment of Fixed Rent shall be adjusted appropriately to reflect payment of Fixed Rent for the number of days then remaining in said first month from and including the Commencement Date.

                   d. In addition to Fixed Rent, Sublessee shall pay to Sublessor as additional rent, Sublessee's Proportionate Share (as defined herein) of the amounts payable by Sublessor in respect of "Real Estate Taxes" and "Operating Expenses" pursuant to Section 6.2 of the Lease on account of periods occurring during the Term. "Sublessee's Proportionate Share" shall mean fifty (50%) percent or, if the Leased Premises are increased or decreased, the percentage equal to a fraction, the numerator of which is 50% of the rentable square feet of the Leased Premises as the same are presently constituted and the denominator of which is the then number of square feet of rentable area of the Leased Premises as the same may be constituted following such increase or decrease.

                   e. Upon receipt by Sublessor of any refund, adjustment or credit attributable to escalations under Section 6.2 of the Lease, Sublessee shall be entitled to receive from Sublessor Sublessee's Proportionate Share of such refund, adjustment or credit, based on the portion of, and in no event to exceed, such escalations attributable to any payment made by Sublessee under this Article, but net of Sublessor's reasonable, out-of-pocket expenses, if any, incurred in obtaining the same.

                   f. Sublessee shall pay to Sublessor 50% of the expenses





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incurred by Sublessor with respect to the following items relating to the
Leased Premises: (i) property management; (ii) electricity; (iii) gas; (iv) facility maintenance; (v) trash removal; (vi) office cleaning and laundry;
(vii) water and sewer charges; (viii) security/fire system; (ix) pest control;
(x) building permits; and (xi) amortization of leasehold improvements; provided, however, that with respect to each such item, such 50% shall be subject to periodic review and equitable adjustment based on the then current utilization of such item by each of the parties. Each party shall have the right to install, at its own cost and expense, one or more meters to segregate the measurement of that party's utilities usage and pay the charges incurred in connection therewith directly to the utility provider and remove the cost thereof from the list of shared expenses set forth above. It is understood and agreed that Sublessor has no control over the supply of electrical energy or the quality, quantity or character of electrical energy supplied to the Sublet Premises. Unless caused by the negligence or willful misconduct of Sublessor (or any party for whom Sublessor is legally responsible), Sublessor shall not be liable or responsible to Sublessee for any loss, damage or expense that Sublessee may sustain or incur due to any diminution or abatement in the quantity of electrical energy or any change in the quality or character of such electrical energy or if such service is no longer available or suitable for Sublessee's requirements.

                   g. All sums payable under Sections 2(d) and (f) hereof shall be hereinafter referred to collectively as "Additional Rent". All payments of Additional Rent under the terms of this Sublease shall be paid by Sublessee in lawful money of the United States at the office of Sublessor set forth above, or at such other place as Sublessor may designate in writing, without any notice, demand, setoff or deduction whatsoever. Sublessor shall provide Sublessee, from time to time, with statements specifying the amount and payment





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dates for the installments of Additional Rent due hereunder, accompanied by copies of any related statements delivered to Sublessor by Landlord under the Lease and such other evidence of such expenses as Sublessee may reasonably request, and Sublessee shall pay such Additional Rent in the amounts and on the dates so specified. Sublessor's failure to render such statement with respect to any Additional Rent shall not prejudice Sublessor's right to thereafter render such statement with respect to such Additional Rent or with respect to any subsequent Additional Rent.

                   h. If any item of Fixed Rent or Additional Rent is not paid within five (5) days of the due date of such payment, Sublessee shall pay to Sublessor a late charge of a sum equal to two (2%) percent per annum above the then current prime rate charged by Citibank, N.A. or its successor of the amount unpaid computed from and including the date such payment was due up to but not including the date of payment. Such late charge shall be paid as liquidated damages and not as interest or a penalty payment. In addition, such charge shall be construed as Additional Rent and shall be due and payable with the next monthly installment of Fixed Rent. The payment of such charge on the part of the Sublessee or the acceptance thereof by Sublessor shall not be deemed a waiver of any other remedies available to Sublessor in connection therewith under the provisions of this Sublease.

                   i. All amounts payable by Sublessee to Sublessor pursuant to this Sublease, including, without limitation, Fixed Rent and Additional Rent, shall be deemed to be and shall constitute rent for all purposes hereunder and, in the event of any non-payment thereof, Sublessor shall have all of the rights and remedies provided herein, at law or in equity for non-payment of rent.

                   j. The provisions of this Article 2 shall survive the expiration or earlier termination of this Sublease, but only to the extent that





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such provisions apply to the period beginning on the Commencement Date and ending on the date of such expiration or earlier termination.

                   k. The parties shall prepare and deliver to Landlord at the end of each year of Sublessee's occupancy pursuant to this Sublease a statement setting forth in line item detail all amounts paid by Sublessee to Sublessor pursuant to this Sublease. The purpose of such statements shall be to enable Landlord to determine if Landlord is entitled to receive any portion of such payments pursuant to Section 8.9 of the Lease. By consenting to this Sublease, Landlord has acknowledged that payments of Sublessor's amortization of leasehold improvements pursuant to Section 2(f) (xi) hereof do not constitute profit to Sublessor.

         3.        Subordination

                   a. A true and correct copy of the Lease is attached hereto and made a part hereof as Exhibit B. Sublessee acknowledges that this Sublease is subject and subordinate to, and Sublessee accepts this Sublease subject to all of the terms, covenants and provisions of, the Lease and, to the extent that the Lease is also subject and subordinate to such instruments, this Sublease shall be subject and subordinate to all ground and underlying leases and all mortgages which might now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Sublet Premises forms a part, and to any and all renewals, modifications, consolidations, replacements and extensions of the Lease and such ground or underlying leases and mortgages. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required to effect such subordination. Sublessor's execution of any certificate or other instrument of subordination which may be requested to confirm or further effect such subordination shall also be sufficient to confirm the same subordination of this Sublease. Notwithstanding





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


the foregoing, Sublessee shall promptly execute any certificate or other instrument of subordination which may be requested to confirm or further effect such subordination.

                   b. It is hereby agreed that Sublessor leases the Sublet Premises to Sublessee upon all of the terms and conditions of the Lease with respect to the Sublet Premises. Sublessee acknowledges that prior to executing this Sublease it has received a copy of and read the Lease and is familiar with the contents thereof. Sublessee covenants and agrees (i) to perform and observe all of the terms, covenants, agreements and conditions of the Lease on the part of the tenant thereunder to be performed and observed with respect to the Sublet Premises to the extent the same are not modified or amended by this Sublease, (ii) that Sublessee will not do or cause to be done or suffer or permit any act or thing to be done which is not permitted hereunder and would or might cause the Lease or the rights of Sublessor, as tenant thereunder, to be cancelled, terminated or forfeited or which would make Sublessor liable for any damages, claim or penalty and (iii) to indemnify and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements and expenses of defense) asserted against, imposed upon or incurred by Sublessor by reason of (a) any violation caused, suffered or permitted by Sublessee, its agents, servants, employees or invitees, of any of the terms, covenants and conditions of the Lease or this Sublease or (b) any damage or injury to persons or property occurring upon or in connection with Sublessee's use or occupancy of the Sublet Premises and/or the buildings in which the Leased Premises are located (the "Buildings"), except to the extent any of the same may be caused by any act or omission of Sublessor, its agents or representatives.

                   c. All of the terms, covenants, conditions and agreements of





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


the Lease are incorporated herein as if Sublessor were the "Landlord" thereunder (except that where applicable, such references shall also be deemed include a reference to Landlord), Sublessee were the "Tenant" thereunder and the Sublet Premises were the "Premises" thereunder, except to the extent the terms of the Lease are inconsistent herewith or are otherwise inapplicable and except that the following provisions of the Sublease shall not be binding on Sublessor and Sublessee: Article 1 (Reference Data) (except to the extent the same describes "Permitted Uses"), Section 2.1 (Premises), Section 3.1 (Condition and Delivery of the Premises), Section 3.4 (regarding CPI Increases, as described in the First Amendment) [by this deletion it is intended only that the Fixed Rent payable by Sublessee pursuant to Section 2(a) hereof (which includes a calculation incorporating the CPI Increase) shall not be further increased by the CPI Increase], Section 6.1 (Annual Fixed Rent), Section 6.4 (Security Deposit), Section 7.1 (Landlord's Duties), Section 7.3 (Tenant to Pay for All Utilities), Section 8.9 (Assignment and Subletting), Section 8.12 (Tenant's Financial Statements), the first sentence of Section 10.1 (Repair and Restoration of Casualty Loss), the second sentence of Section 10.3 (Termination for Major Damage or if Damage at End of Term), the second sentence of Section
10.4 (Eminent Domain), Section 14.1 (Notices), Section 14.3 (Limitation of Landlord's Liability), Section 14.8 (No Broker), Sections 14.12 and 14.13 (regarding Therion Biologics Corporation), Exhibit 1 (Premises), Exhibit 3 (Tenant's Work) and Exhibit 4 (Tenant's Property), Exhibit A to the First Amendment (Premises) and Exhibit B to the First Amendment (Tenant's Work). In addition, the following provisions of the Sublease shall be changed as follows:
Section 6.2 (Additional Rent; Taxes and Operating Expenses) shall be modified as described in Article 2 hereof; the second sentence in Section 10.1 shall only apply to improvements made by Sublessee; references in Article 10 to Landlord's





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obligation to repair or restore the Premises shall be deemed only to refer to
Landlord, and not to Sublessor; Sublessor shall have no obligation to pay for any of Sublessee's moving expenses pursuant to Sections 14.15 or 14.16; rather, Sublessee shall only be entitled to receive Sublessee's Proportionate Share of any such amounts received by Sublessor from Landlord. Any lengths of time set forth in the Lease for the doing of acts (as opposed to the payment of any monies) are changed for the purposes of this Sublease so that the time of Sublessor is three (3) days more than the time of Landlord and the time of Sublessee is three (3) days less than the time of Sublessor, as landlord and tenant, respectively, under the Lease, but in no event shall any such time period be shortened to less than three (3) days.

                   d. Sublessee agrees that notwithstanding anything contained in this Sublease to the contrary, except in connection with any negligent or intentional act or omission by Sublessor or its agents or representatives, Sublessor shall not be obligated to perform any service of any nature whatsoever (including, without limitation, the furnishing of heat, electrical energy, air conditioning, elevator service, cleaning, window washing or rubbish removal services), nor shall Sublessor be obligated to make any repairs, alterations or improvements in, on or about the Sublet Premises or to comply with any violations of law with respect thereto, nor shall Sublessor be required to restore the Sublet Premises following the occurrence of a fire or other casualty, nor shall Sublessor be liable to Sublessee under any representation or warranty made by the Landlord in the Lease, it being understood, and Sublessee hereby so agrees, that subject to the provisions of this Article 3, Sublessee shall look solely to the Landlord for the performance of any and all such services, the making of all repairs, alterations or improvements, the compliance with violations of law, the restoration of the Sublet Premises





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


following fire or other casualty, and compliance with all such representations and warranties, subject in each case to the terms of the Lease and this Sublease.

                   e. Notwithstanding the provisions of Section 3(d) above, if at any time during the Term the services or other obligations required to be provided or performed by Landlord under the Lease are not furnished or performed or are improperly furnished or performed, upon receipt of written request from Sublessee specifying the service or obligation as to which the Landlord is in default, Sublessor shall cooperate with Sublessee in seeking Landlord's compliance with its obligations under the Lease with respect to the Sublet Premises, provided that (i) the Landlord's failure to furnish the service or to perform the obligation in question does not result from any act of Sublessee or by reason of any other cause or event which, under the terms of the Lease or this Sublease, would excuse the Landlord from the furnishing or performance thereof, and (ii) Sublessor's cooperation with Sublessee will not cause Sublessor to be in default under the Lease. It is further agreed that Sublessor shall not be responsible if said efforts of Sublessor shall be unsuccessful unless Landlord's failure to comply with its obligations under the Lease results from Sublessor's being in default under the Lease or from Sublessor's negligence or willful misconduct. Sublessee shall indemnify and reimburse Sublessor for any and all reasonable out of pocket costs and expenses, including without limitation reasonable attorneys' fees, incurred by Sublessor in connection therewith. If Landlord shall default in any of its obligations to Landlord with respect to the Sublet Premises, Sublessee shall also be entitled to enforce Sublessor's rights with respect thereto under the Lease directly against Landlord.

                   f. Whenever in the Lease it is provided that the consent of





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the landlord therein (Landlord herein) is required for any action on the part of the tenant, for the purposes of this Sublease the consent of both Sublessor and Landlord shall be required. Sublessor's refusal to consent to or approve anything hereunder shall not be deemed unreasonable if Landlord has refused and is required to give a corresponding consent or approval under the Lease.

                   g. Notwithstanding anything to the contrary contained in this Sublease or in the Lease, (i) Sublessee shall not be deemed to have assumed, and Sublessee shall not be obligated to perform, any of Sublessor's obligations under the Lease which obligations are required to be performed during any period before the Commencement Date or after the Expiration Date of this Sublease or which are attributable to any period prior to the Commencement Date or subsequent to the Expiration Date of this Sublease, (ii) except as otherwise expressly provided in this Sublease, no representation or warranty made by Sublessor as tenant under the Lease shall be deemed a representation or warranty of Sublessee, and (iii) in no event shall Sublessee be liable for, or be required to indemnify, defend or hold Sublessor harmless from or against any claim, cost, expense, liability, loss or damage arising by reason of any event, act or omission of any person other than Sublessee or any other party for whom Sublessee is legally responsible, occurring before the Commencement Date or after the Expiration Date of this Sublease.

                   h. Sublessor hereby represents and warrants that (i) it is not and, to the best of its knowledge, the Landlord is not, in default in the performance of any of their respective obligations under the Lease; (ii) except as reflected in Exhibit B attached hereto, the Lease has not been amended or modified in any respect and is in full force and effect; (iii) Sublessor has not received any notice from the Landlord of any default by Sublessor of any of its obligations as tenant under the Lease or from any person of a violation with





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


respect to the Buildings or the Sublet Premises of any law or requirement of any public authority except violations or defaults which have been cured; and
(iv) on or before the Commencement Date, Sublessor has complied with all requirements of the Lease which are conditions precedent to this Sublease.

         4.        Condition of Premises; Alterations; Surrender.

                   a. Sublessee agrees that it enters into this Sublease without any representations or warranties, express or implied, by Sublessor, its agents, representatives, employees, servants, brokers or any other person, as to the present or future condition of the Sublet Premises or the appurtenances thereto or any improvements therein or thereon. In connection therewith, Sublessee represents that it has made a thorough examination and inspection of the Sublet Premises and is familiar with the conditions thereof and accepts the Sublet Premises in its "as is" condition on the date hereof, reasonable wear and tear excepted, and that Sublessor shall not be obligated to make any repairs or alterations thereto in preparation for Sublessee's occupancy.

                   b. Sublessee shall make no installations, alterations or improvements without the prior written consent of Sublessor and the Landlord or any other party whose consent is required under the Lease. Sublessor shall not unreasonably withhold its consent thereto provided Landlord and any other party whose consent is required shall have consented in writing to such installation, alterations or improvements. Sublessor shall use its best efforts to obtain Landlord's consent to any alterations, installations and improvements proposed by Sublessee with respect to the Sublet Premises that have been approved by Sublessor. All such installations, alterations or improvements shall, at Sublessee's expense, be made in compliance with and subject to Sections 4.1 and 7.6 of the Lease and shall be performed so as to minimize interference with any other occupant of the balance of the Leased Premises and the Buildings.





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


                   c. Upon the expiration or earlier termination of the Term, Sublessee shall quit and surrender to Sublessor the Sublet Premises, broom clean, in good order and condition, ordinary wear and tear excepted. If Sublessee shall not quit and surrender the Sublet Premises as required hereby by the last date of the Term, then it shall indemnify and hold Sublessor harmless from and against all claims, liabilities, damages and costs (including without limitation reasonable attorneys' fees but not including consequential damages) incurred by Sublessor by reason of such failure so to quit and surrender the Sublet Premises. In addition, Sublessee agrees that if possession of the Sublet Premises is not surrendered to Sublessor within twenty-four (24) hours after the date of the expiration or sooner termination of the Term, then Sublessee shall pay to Sublessor as liquidated damages for each month and for each portion of any month during which Sublessee holds over in the Sublet Premises after the expiration or sooner termination of the Term, a sum equal to 150% of the sum of (i) the Fixed Rent payable under this Sublease during the last month of the Term and (ii) the average monthly aggregate of Additional Rent which was payable under this Sublease during the last six (6) months of the Term. Sublessee's obligation to observe or perform this covenant shall survive the expiration or earlier termination of the Term.

         5.        Insurance

                   a. Sublessee shall provide at the Sublessee's sole cost and expense, and keep in full force, at all times during the Term of this Sublease, the insurance required under Article 9 of the Lease, naming Sublessor, Sublessee and Landlord as insured parties, including without limitation (i) personal liability insurance and (ii) casualty insurance, but only with respect to the contents of the Subleased Premises. Sublessee further covenants and agrees, at its expense, to take out and maintain at all times all necessary workmen's compensation insurance covering all persons employed by the Sublessee in and about the Sublet Premises.

                   b. Sublessor shall maintain all other insurance required under the Lease, except that Sublessor shall not be responsible for insuring Sublessee's personalty and shall name Sublessee as an additional insured thereunder.

                   c. Sublessor and Sublessee agree to use their best efforts to obtain from their respective insurance companies insuring them against damage by fire or other casualty to the Buildings and Sublet Premises, as the case may be, and/or the contents thereof, appropriate endorsements on their insurance policies pursuant to which the insurance companies waive their rights of recovery by way of subrogation or agree that such policies shall not be invalidated should the insured waive in writing, prior to a loss, any or all right of recovery against any parties for losses covered by such policies, and so long as such endorsements remain in effect on the respective insurance policies and do not invalidate such insurance policies, Sublessor and Sublessee hereby each waive any right of recovery against the other for any loss or damage to its respective property or the property of others covered by such insurance. If such waivers of recovery by way of subrogation are not available or are only available at an additional premium, then the party benefitting therefrom may waive such requirement, or pay any such additional premium.

                   d. The Sublessee shall deliver to the Sublessor upon the execution of this Sublease, a copy of the policies of insurance required pursuant to this Article, together with proof of payment of the annual premium therefor. Each policy maintained by Sublessor or Sublessee pursuant to the terms hereof shall contain an agreement whereby the insurer agrees that such policy may not be cancelled without at least ten (10) days' prior written notice to Sublessee or Sublessor and Landlord, as appropriate. Each party shall deliver to the other certificates evidencing the renewal of such insurance policies (or new policies) not less than ten (10) days prior to the expiration date of each such policy. All such insurance shall be maintained by Sublessor or Sublessee with an insurer reasonably satisfactory to the other party.

         6.        Notices.

                   a. All notices, demands, requests and other communications (collectively "Notices") which either party may desire or be required to give to the other hereunder shall be in writing and shall be served personally, by overnight mail service, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                                    To Sublessor at:


                                    Oncogene Science, Inc.
                                    80 Rogers Street
                                    Cambridge, Massachusetts 02412
                                    Attention: Steven Peltzman

                                    with copies to:

                                    Oncogene Science Inc.
                                    106 Charles Lindbergh Boulevard
                                    Uniondale, New York 11553
                                    Attention: Robert Van Nostrand

                                    and

                                    Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                    New York, New York 10176
                                    Attention: Joel I. Papernik, Esq.

                                    and

                                    The Trustees of The Cambridge East Trust
                                    c/o Beal And Company Inc.
                                    177 Milk Street
                                    Boston, Massachusetts 02109
                                    Attention: Robert L. Beal

                                    To Sublessee at:

                                    Calbiochem-Novabiochem Corporation
                                    10394 Pacific Center Court
                                    San Diego, California  92121
                                    Attention: Stelios B. Papadopoulos

                                    with copies to:

                                    Willkie Farr & Gallagher
                                    One Citicorp Center
                                    153 East 53rd Street
                                    New York, New York 10022
                                    Attention: Peter H. Jakes, Esq.

                                    and

                                    The Trustees of The Cambridge East Trust
                                    c/o Beal And Company Inc.
                                    177 Milk Street
                                    Boston, Massachusetts 02109
                                    Attention: Robert L. Beal

                   Notices mailed as aforesaid shall be deemed received three
(3) days after being deposited in the United States mail. Notices personally delivered shall be deemed received upon such delivery. Notices sent by overnight mail service shall be deemed received the day after delivery to such overnight mail service. Either party may change its address for the receipt of Notices by giving Notice to the other party in the manner aforesaid. Each of Sublessor and Sublessee shall, within two (2) days after receipt of any notice served upon it by Landlord pursuant to the terms of the Lease, deliver a copy of such notice to the other party.

         7.        Assignment.

                   a. Sublessee shall not have the right (i) to assign or otherwise transfer this Sublease, (ii) to sublet the Sublet Premises or any portion thereof whether by operation of law or otherwise, (iii) to mortgage, pledge or encumber this Sublease or the Sublet Premises or any part thereof or
(iv) to advertise or authorize a broker or agent to advertise for a subtenant or assignee without, in each instance, the prior written consent of Sublessor (which may be withheld in the sole and absolute discretion of Sublessor) and of Landlord. Sublessee covenants and agrees that it shall not submit any request for any such approval to Landlord without first having received Sublessor's prior written consent. Notwithstanding the fact that the terms and provisions of Section 8.9 have not been incorporated into this Sublease, it is acknowledged and agreed that each assignment or subletting under this Article shall be subject to all of the terms, covenants, agreements and conditions of this Sublease and the Lease. The consent by Sublessor and Landlord to an assignment or subletting shall not be construed to relieve Sublessee from obtaining the express written consent of Sublessor and Landlord to any further assignment or subletting. No assignment or sublease shall release Sublessee from primary liability under this Sublease.

                   b. Sublessor shall not have the right to assign or otherwise transfer the Lease, or to sublet any portion of the Leased Premises in which the Sublessee shall have any rights at the time of such transaction pursuant to that certain Shared Services Agreement or that certain Transitional Services Agreement, each dated the date hereof and each being between Sublessor and Sublessee, whether by operation of law or otherwise, without, in each instance, the prior written consent of Sublessee as to the identity of such assignee or subtenant (which shall not be unreasonably withheld or delayed, and which consent may not be withheld on the basis of the creditworthiness, net worth or other similar factors in respect of such party) and, except as otherwise expressly provided in the Lease, of Landlord. The consent by Sublessee to such an assignment or subletting shall not be construed to relieve Sublessor from obtaining the express written consent of Sublessee to any further assignment or subletting.

                   c. Each of the parties hereby agrees that in the event such party (the "Offeror") wants to assign the Lease (in the case of Sublessor) or this Sublease (in the case of Sublessee), or to sublet all or any portion of its space in the Buildings, the Offeror shall not so assign or sublet, or offer to any person the right to so acquire or sublease, unless and until the Offeror shall have made a "ROFO Offer" (as hereinafter defined) to the other party (the "Offeree") and the Offeree shall have had the opportunity to accept such ROFO Offer as set forth below. A "ROFO Offer" is a written offer given by the Offeror to the Offeree stating that the Offeror desires to assign its Lease or Sublease or sublet all or a designated portion of its space for a specified period of time. An assignment of the Lease or the Sublease pursuant to a ROFO Offer shall be for no consideration, and a sublease of any space pursuant to a ROFO Offer shall be at the same rent and on the same terms as those specified herein, pro rated as appropriate. The Offeree shall then have the right to accept the ROFO Offer by giving the Offeror written notice of such acceptance within fifteen (15) days after its receipt of the ROFO Offer. If the Offeree shall so accept the ROFO Offer, then the parties shall diligently and in good faith document such transaction and seek to obtain such consents as may be necessary. If the Offeree rejects or fails to timely respond to the ROFO Offer, then the Offeror shall have the right to seek to so assign or sublet, subject in all respects to the provisions of Sections 7(a) and (b) above. If the

Offeror shall not complete such transaction within six (6) months from the date of the Offeree's rejection, then the provisions of this Section shall again be operable with respect to any such transaction. The parties acknowledge that any assignment or sublease to Sublesee pursuant to a ROFO Offer shall be subject to Section 8.9 of the Lease. By consenting to this Sublease, Landlord has acknowledged that any assignment or sublease to Sublesor pursuant to a ROFO Offer such that Sublessor is restored to possession of all or any portion of the Sublet Premises shall not require Landlord's consent and shall not be subject to Section 8.9 of the Lease.

         8.        No Waiver.

                   All rights and remedies of Sublessor and Sublessee enumerated herein and in the Lease shall be cumulative, shall not exclude any other right or remedy allowed at law or in equity, and said rights or remedies may be exercised and enforced concurrently. No waiver by Sublessor or Sublessee of any breach or any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension by Sublessor of time for performance of any obligations or acts shall be deemed an extension of time for performance of any other obligations or acts.

         9.        Quiet Enjoyment.

                   If and so long as Sublessee is not in default beyond all applicable notice and cure periods of any of its obligations of this Sublease on its part to be performed, Sublessee shall quietly have and enjoy the Sublet Premises during the Term of this Sublease without hindrance or molestation by anyone claiming by, through or under Sublessor, subject, however, to the exceptions, reservations and conditions hereof. Sublessor covenants and agrees that, at all times during the Term of this Sublease, Sublessor shall fully and faithfully comply with and perform the terms and conditions of the Lease on its part to be performed. Sublessor further covenants and agrees that it shall not do anything that would or could cause the Lease to be canceled, terminated, forfeited, surrendered or modified so as to (a) adversely affect (i) the rights or obligations of Sublessor thereunder or in and to the Leased Premises or (ii) the rights or obligations of Sublessee under this Sublease or in and to the Sublet Premises, or (b) cause an interruption in any of the services to be provided by the Landlord pursuant to the Lease. Sublessor covenants and agrees to indemnify and hold Sublessee harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees, disbursements and expenses of defense) asserted against, imposed upon or incurred by Sublessee by reason of (a) any violation caused, suffered or permitted by Sublessor, its agents, servants, employees or invitees, of any of the terms, covenants and conditions of the Lease or this Sublease or (b) any damage or injury to persons or property occurring upon or in connection with Sublessor's use or occupancy of the Leased Premises and/or the Buildings, except to the extent any of the same may be caused by any act or omission of Sublessee, its agents or representatives.

         10.       Successors and Assigns.

                   The provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions above set forth in respect of Sublessee, their respective successors and assigns.

         11.       Sublessor.

                   The term "Sublessor" used in this Sublease shall mean only the tenant in possession of the Lease so that in the event of any assignment or transfer of the Lease, the party so assigning or transferring the Lease shall, provided that its immediate successor shall have a net worth at least equal to the remaining obligations of the tenant under the Lease in respect of Annual Fixed Rent less the remaining obligations of Sublessee in respect of Fixed Rent hereunder, be and hereby is entirely freed and relieved of all covenants and obligations of Sublessor hereunder thereafter occurring and it shall be deemed and construed as a covenant running with the land without further agreement between the parties and the assigns or transferees of the Lease, that said assignee or transferee had assumed and agreed to perform any and all covenants and obligations of Sublessor hereunder thereafter.

         12.       [INTENTIONALLY OMITTED]

         13.       Sublessor's Right to Cure.

                   a. If Sublessee shall at any time fail to make any payment or perform any act on its part required to be made or performed by the terms hereof, or if Sublessor shall receive a notice of default from the Landlord, which default arises out of or in connection with Sublessee's actions or failure to act under this Sublease, then Sublessor, after five (5) days' written notice to Sublessee and without waiving or releasing Sublessee from any obligation of Sublessee contained in this Sublease, may (but shall be under no obligation to) make any such payment or perform any such act on Sublessee's part to be made or performed as in this Sublease provided or in order to cure the default under the Lease and may enter upon the Sublet Premises for that purpose and take all such other actions as may be necessary therefor.

                   b. Any and all sums so paid by Sublessor and all costs and expenses reasonably incurred by Sublessor in connection with the performance of any such act, including without limitation reasonable attorneys' fee, together with interest thereon at the rate of 2% per annum above the then current prime rate charged by Citibank, N.A. or its successor from the respective dates of Sublessor's making of each such payment or incurring of each such cost and expense shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor within five (5) days after rendition of a bill or statement to Sublessee therefor.

         14.       Leasehold Estate.

                   Sublessor cannot grant or convey any greater estate, rights or interest by virtue of this Sublease than Sublessor has received under the terms of the Lease, and Sublessee acknowledges that it has not received and cannot receive any greater estate, rights or interest pursuant to this Sublease than Sublessor has received under the Lease.

         15.       Broker.

                   a. Each of Sublessor and Sublessee warrants and represents to the other that it has not dealt with any broker or agent in connection with this Sublease. Each party agrees to indemnify and hold the other harmless from and against any and all claims, costs, liabilities and expenses (including without limitation reasonable attorneys' fees) which may be imposed upon or incurred by or asserted against such other party by any broker or agent alleging to have dealt with the party making such indemnification in connection with this Sublease. The provisions of this Article shall survive the expiration or earlier termination of this Sublease.

         16.       Use of the Sublet Premises.

                   Sublessee shall use the Sublet Premises only in accordance with the uses set forth in Article 1 of the Lease. Sublessee shall obtain, at its sole cost and expense, all permits, licenses, consents and approvals required for the operation of its business at the Sublet Premises.

         17.       Certificates.

                   Each Party shall, within thirty (30) days after demand, furnish to the other a certificate, duly acknowledged, certifying (a) that this Sublease is in full force and effect, (b) that it knows of no default hereunder on the part of the other party or, if it has reason to believe that such a default exists, the nature thereof in reasonable detail, (c) the amount of the Fixed Rent and Additional Rent being paid, (d) that this Sublease has not been modified or, if it has been modified, setting forth the terms and dates of such modifications, (e) as to the form and content of this Sublease by annexing a copy hereof to such certificate and (f) to such other matters as may be reasonably requested by the other party.

         18.       Condemnation.

                   If the whole or substantially all of the Sublet Premises or the access thereto shall be taken or condemned by any competent authority for any public or quasi-public use this Sublease shall cease and terminate on the date of taking of possession in such proceeding. If the Lease is terminated pursuant to Section 10.4 thereof, this Sublease shall cease and terminate on the date the Lease terminates. Upon a partial taking, unless this Sublease is terminated as above provided, this Sublease shall continue in force as to the remainder of the Sublet Premises, and the Fixed Rent and Additional Rent shall be diminished by the same proportion which rental allocable to the Sublet Premises under the terms of this Sublease shall abate under the Lease.

         19.       Damage or Destruction of the Sublet Premises.

                   If the Lease shall be terminated by either the Landlord or Sublessor pursuant to Section 10.3 of the Lease, this Sublease shall cease and terminate on the effective date of the termination of the Lease. Sublessee shall forthwith vacate and surrender the Sublet Premises on or before said date and the Fixed Rent and Additional Rent (or the portion thereof, if any, not abated from the date of the damage or destruction) shall be apportioned as of said termination date. Sublessee's right to an abatement or apportionment of

Fixed Rent and Additional Rent or to repairs shall be dependent upon whether or not Sublessor is entitled to the same under Section 10.3 of the Lease.

         20.       Operating Agreement.

                   Sublessor hereby represents and warrants that no portion of the Sublet Premises constitute any of the Shared Facilities as defined in that certain Operating Agreement, dated as of October 4, 1991 (the "Operating Agreement") between AbT Acquisition Corp. (Sublessor's predecessor in interest) and Therion Biologics Corporation ("Therion"), and that Therion shall have no rights whatsoever in respect of the Sublet Premises pursuant to such Agreement or otherwise. Notwithstanding the foregoing to the contrary, this Sublease is subject and subordinate to the Operating Agreement.

         21.       Miscellaneous

                   a. All provisions of this Sublease and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

                   b. If any of the terms and provisions of this Sublease are in violation of or prohibited by any law, statute or ordinance, or such terms or provisions are found to be unenforceable by any court of competent jurisdiction, then such terms or provisions shall be of no force and effect; provided, however, that all of the other terms and provisions of this Sublease shall continue in full force and effect.

                   c. The captions or headings of each Article hereof are inserted only as a matter of convenience and for reference and shall in no way define, limit or describe the scope of this Sublease or of any Article or section hereof or the intent of any provision hereof. The use of this Sublease of such words as "hereof," "hereunder" "herein" and "hereby" are deemed to be references to this Sublease as a whole.

                   d. This Sublease contains the entire agreement between the parties, and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification or discharge is sought. This Sublease shall bind and inure to the benefit of the parties hereto and their respective successors and, subject to this Sublease, their respective assigns.

                   e. This Sublease shall be governed by and construed in accordance with the laws of the State of Massachusetts without regard to conflicts of law principles.

                   f. Sublessor and Sublessee hereby mutually waive, to the extent permitted by law, the right to a jury trial in any action or legal proceeding between the parties arising out of this Sublease or Sublessee's occupancy of the Sublet Premises.

                   g. Wherever in this Sublease Sublessor's consent or approval is required, if Sublessor shall delay or refuse such consent or approval, Sublessee in no event shall be entitled to make, nor shall Sublessee make, any claim, and Sublessee hereby waives any claim, for money damages (including, without limitation, by set-off, counterclaim or defense) based upon any claim or assertion by Sublessee that Sublessor unreasonably withheld or delayed its consent or approval. Sublessee's sole remedy shall be an action or proceeding to enforce any such provisions, for specific performance, injunction or declaratory judgment.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the date and year first above written.

                             SUBLESSOR:

                             ONCOGENE SCIENCE, INC.



                             By:
                                ------------------------------------
                                 Name:
                                 Title:



                             SUBLESSEE:

                             CALBIOCHEM-NOVABICHEM CORPORATION



                             By:
                                ------------------------------------
                                 Name:
                                 Title: